Exhibit 5.1

July 6, 2011

Golar LNG Limited
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM 08
Bermuda

Re:           Golar LNG Limited – Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special Bermuda counsel to Golar LNG Limited, a company organized under the laws of Bermuda (the "Company"), and its wholly-owned subsidiary Golar LNG Energy Limited (the "Subsidiary") and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form F-3 (the "Registration Statement") in relation to the registration of an indeterminate number of securities as may from time to time be offered at indeterminate prices which may include common shares, debt securities, guarantees, warrants, purchase contracts and units (the "Securities").

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, Memorandum of Association, Certificate of Deposit of Memorandum of Increase of Share Capital, Certificate of Deposit of Memorandum of Reduction of Share Premium; Bye-laws, the Registration Statement and the form of prospectus included therein, the resolutions of the Board of Directors of the Company dated 5 July 2011 (the "Resolutions"), the form of indenture to be entered into by the Company (filed as Exhibit 4.2 to the Registration Statement) (the "Indenture") and such other documents and records as we have deemed necessary. The documents referred to in this paragraph are collectively referred to herein as the "Documents".

In our examination of the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the authority and legal capacity of all individuals who have executed any of the Documents, the authenticity of all Documents submitted to us as originals, the conformity to the original documents of all Documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such Documents.

We have also assumed that all Securities will be issued in compliance with applicable U.S. federal and state securities and other laws (other than the laws of Bermuda in respect of which we are opining).

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.
the Securities have been duly authorized, and when issued, sold and paid for as contemplated in conformity with the Resolutions and the prospectus included in the Registration Statement or any prospectus supplement will be duly and validly issued, fully paid and non-assessable;

2.
any Securities consisting of debt securities, warrants, purchase contracts or units have been duly authorized and, upon due execution and delivery as contemplated in conformity with the Resolutions and the prospectus included in the Registration Statement, will constitute legal, valid and binding obligations of the Company and will be, in the case of debt securities, entitled to benefits provided by the Indenture; and

3.
the guarantees issued by the Subsidiary pursuant to the Indenture will, upon due execution and delivery as contemplated in conformity with the Resolutions and the prospectus included in the Registration Statement, constitute legal, valid and binding obligations of the Subsidiary.

This opinion is limited to the matters stated herein. We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relate to compliance with or matters governed by the laws of any jurisdiction except Bermuda.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus attached thereto. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours faithfully,

/s/ MELLO JONES & MARTIN